Exhibit 99.1
SM&A’s Nine Current Directors
Re-elected at Annual Meeting
Newport Beach, CA — May 23, 2008 — SM&A’s nine current directors were re-elected by stockholders at the Company’s annual meeting today, SM&A announced.
Directors re-elected were Chairman Dwight L. Hanger; Cathy L. McCarthy, President and Chief Executive Officer; Peter Pace, General USMC (Ret.), President and CEO of SM&A Strategic Advisors, Inc.; William C. Bowes; J. Christopher Lewis; Dr. Joseph B. Reagan; Robert Rodin; John P. Stenbit; and Robert J. Untracht.
In addition, stockholders approved amending the Company’s Employee Stock Purchase Plan and ratified the appointment of the Independent Registered Public Accounting firm, BDO Seidman, LLP.
“We thank our stockholders for their outstanding participation in this year’s annual meeting and are honored to continue serving them,” said Mr. Hanger, Chairman of the Board of SM&A.
About SM&A
SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.
Some statements made in this news release refer to future actions, strategies, or results that involve a number of risks and uncertainties. Any number of factors could cause actual results to differ materially from expectations, including a shift in demand for SM&A’s Competition Management and Program services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those expressed or implied. The company does not undertake any duty to update forward-looking statements.

Media Contact:
Mike Sitrick or Jim Bates
Sitrick and Company
310-788-2850
Investor Contact:
Amy Bilbija
Senior Vice President
MacKenzie Partners
650-798-5206
Jim Eckstaedt
Executive Vice President and Chief Financial Officer
SM&A
949-975-1550 ext 296
SOURCE: SM&A